                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                      /X/

Filed by a Party other than the Registrant   / /

Check the appropriate box

/ /       Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/       Definitive Proxy Statement

/ /       Definitive Additional Materials

/ /       Soliciting Material Under Rule 14a-12

                                  Calton, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

Check the appropriate box

/X/       No fee required

/ /       Fee computed on table below per Exchange Act Rules 14(a)(6)(i)(4) and
          0-11.

1)        Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

2)        Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------
4)       Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

5)       Total Fee Paid:

--------------------------------------------------------------------------------

____     Fee paid previously with preliminary materials

____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount previously paid:
                                ------------------------------------------------

2)       Form, Schedule or Registration Statement No.
                                                     ---------------------------

3)       Filing party:
                      ----------------------------------------------------------

4)       Date Filed:
                    ------------------------------------------------------------

                                  CALTON, INC.
                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 25, 2002

                       -----------------------------------

TO THE SHAREHOLDERS OF CALTON, INC.

     The Annual Meeting of the Shareholders of CALTON, INC. (the "Company") will be held on Thursday, April 25, 2002 at the Crowne Plaza West Palm Beach Hotel, 1601 Belvedere Road, West Palm Beach, Florida at 10:00 a.m., local time, for the following purposes:

     1.   To elect two (2) directors.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on March 18, 2002 are entitled to notice of and to vote at the meeting.

                                             By Order of the Board of Directors,

                                             MARY H. MAGEE
                                                   SECRETARY

Red Bank, New Jersey
March 25, 2002

         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU ARE UNABLE TO DO SO, PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                  CALTON, INC.

                              --------------------

                                 PROXY STATEMENT

                              --------------------

     GENERAL INFORMATION

     This Proxy Statement is furnished to the holders of Calton, Inc. (the "Company" or "Calton") Common Stock, $.05 par value ("Common Stock"), in connection with the solicitation of proxies for use at the annual meeting of shareholders to be held on April 25, 2002, and at any adjournment thereof (the "meeting" or "annual meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders. Holders of Common Stock are referred to herein collectively as the "shareholders." Forms of proxies for use at the meeting are also enclosed. The Company anticipates mailing this Proxy Statement to its shareholders on or about March 25, 2002. The executive offices of the Company are located at 2013 Indian River Boulevard, Vero Beach, Florida 32960.

     Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of proxies by filing written notice of such revocation with the secretary of the meeting. Presence at the meeting does not of itself revoke the proxy; however, a vote cast at the meeting by written ballot will revoke the proxy. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted FOR the election of the nominees for director named herein. Management is not aware at the date hereof of any matters to be presented at the meeting other than the election of the directors. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

     Proxies for use at the meeting are being solicited by the Board of Directors of the Company. The cost of preparing, assembling and mailing the proxy material is to be borne by the Company. It is not anticipated that any compensation will be paid for soliciting proxies, and the Company does not intend to employ specially engaged personnel of the Company or other paid solicitors in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile transmission or letter.

     VOTING SECURITIES

     The voting securities entitled to vote at the meeting consist of shares of Common Stock, with each share entitling its owner to one vote on an equal basis. On March 18, 2002, the number of outstanding shares of Common Stock was 4,467,627. Only shareholders of record on the books of the Company at the close of business on March 18, 2002 will be entitled to vote at the meeting. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy, will constitute a quorum at the meeting. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote, is required for the election of directors. The proxy card provides space for a shareholder to withhold votes for any nominee for the Board of Directors.

     All votes will be tabulated by the inspector of election appointed at the meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for director, abstentions and broker non-votes. Authority withheld will be counted toward the tabulation of the votes cast on the election of directors and will have the same effect as a negative vote. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates and, accordingly, will have no effect on the outcome of the vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the annual meeting.

     PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to each person who, as of March 18, 2002, is known by the Company to be the beneficial owner (as defined in Rule 13d-3 ("Rule 13d-3") of the Securities Exchange Act of 1934) of more than five percent (5%) of the Company's Common Stock. Except as set forth in the footnotes to the table, the shareholders have sole voting and investment power over such shares:

                                                                                  Amount and              Percent
                                                                                  Nature of                  of
Name of Beneficial Owner                                                     Beneficial Ownership          Class
------------------------                                                     --------------------          -----
Anthony J. Caldarone...............................................              1,543,750 (1)             33.5%
Joyce P. Caldarone.................................................              1,543,750 (2)             33.5%
Caxton Associates, LLC.............................................                289,159 (3)              6.5%

--------------------

(1) Includes an aggregate of 456,240 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares he disclaims any beneficial interest, and 136,000 shares subject to stock options which are exercisable within 60 days of March 18, 2002 ("Currently Exercisable Stock Options").

(2) Includes an aggregate of 1,087,510 shares beneficially owned by Anthony J. Caldarone, Mrs. Caldarone's husband, as to which shares she disclaims any beneficial interest.

(3) Includes 180,615 shares owned by Caxton International Limited, 19,496 shares owned by Caxton Equity Growth, LLC and 89,048 shares owned by Caxton Equity Group (BVI) Ltd. Based on a Schedule 13G filed with the Securities and Exchange Commission, Caxton Associates, LLC is the trading advisor to Caxton International Limited and Caxton Equity Growth (BVI), and the managing member of Caxton Equity Growth LLC and as such, has voting and dispositive power of the shares identified above. Mr. Bruce Kovner, by reason of being chairman of Caxton Associates, LLC and the sole shareholder of Caxton Corporation, the majority owner of Caxton Associates, may also be deemed to be the beneficial owner of the shares identified above. Mr. Kurt Feuerman, the Managing Director and Senior Trader of Caxton Associates, LLC, owns 4,000 shares of the Company's Common Stock. The address of Caxton Associates LLC, is Princeton Plaza, Building 2, 731 Alexander Road, Princeton, New Jersey 08540.

     SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information, as of March 18, 2002, with respect to the beneficial ownership (as defined in Rule 13d-3) of the Company's Common Stock by each director and nominee for director, each of the Named Officers (as defined in the section captioned "Executive Compensation") who is currently an officer of the Company and by all directors and executive officers as a group. Except as set forth in the footnotes to the table, the shareholders have sole voting and investment power over such shares.

                                                                                  Amount and              Percent
                                                                                  Nature of                  of
Name of Beneficial Owner                                                     Beneficial Ownership          Class
------------------------                                                     --------------------          -----
Anthony J. Caldarone...............................................               1,543,750 (1)            33.5%
Kenneth D. Hill....................................................                 150,411 (2)             3.3
J. Ernest Brophy...................................................                  18,400 (3)            (4)
Mark N. Fessel.....................................................                  32,794 (3)            (4)
Frank Cavell Smith, Jr.............................................                  24,013 (5)            (4)
Robert E. Naughton.................................................                   4,000 (6)            (4)
John G. Yates......................................................                     ---                ---
All Directors and Executive Officers as
   a Group (10 persons)(1)(2)(4)(5) and (6)........................               1,855,539                38.8%
---------------

(1) Includes an aggregate of 456,240 shares held by Joyce P. Caldarone, Mr. Caldarone's wife, as to which shares he disclaims any beneficial interest, and 136,000 shares subject to Currently Exercisable Stock Options.
(2) Includes 8,000 shares held by Mr. Hill's spouse, as to which shares he disclaims any beneficial interest, and 130,000 shares subject to Currently Exercisable Stock Options.
(3)  Includes 12,000 shares subject to Currently Exercisable Stock Options.
(4) Shares beneficially owned do not exceed 1% of the Company's outstanding Common Stock.
(5)  Includes 14,000 shares subject to currently exercisable options.
(6)  Includes 4,000 shares subject to Currently Exercisable Stock Options.


ELECTION OF DIRECTORS

     The Company's by-laws provide that the Board of Directors shall consist of not fewer than three nor more than 15 members. The Board of Directors is divided into four classes, with each class to hold office for a term of four years and the term of office of one class to expire each year. The Board of Directors has fixed the number of directors at seven, two of whom are to be elected at the 2002 Annual Meeting, one whose term expires at the annual meeting in 2003, one whose term expires at the annual meeting in 2004, and two whose terms expire at the annual meeting in 2005. There is one vacancy on the Board as a result of the resignation of Gerald W. Stanley as a director in March 2002.

     J. Ernest Brophy and Kenneth D. Hill are the incumbent directors whose terms expire at the 2002 annual meeting. Each of Mr. Brophy and Mr. Hill has been nominated to stand for election at the meeting to hold office until the 2006 annual meeting. It is the intention of the persons named in the accompanying proxy to vote, unless otherwise instructed, in favor of each of the nominees identified above. If any nominee should be unable to serve, the proxies will be voted for the election of a substitute nominee, if any, designated by the Board of Directors. The Company is not aware of any reason why any nominee, if elected, would be unable to serve as a director.

     Set forth below is certain biographical information with respect to the nominees for election to the Board and the directors whose terms of office will continue after the 2002 annual meeting.

NOMINEES FOR ELECTION FOR A FOUR-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING.

     KENNETH D. HILL. Mr. Hill, age 60, has served as a Director of Calton since April 1999. From July 1999 through June, 2001 he served as Chief Executive Officer of the Company's wholly owned subsidiary, eCalton.com, Inc. Since 1975, he has founded and managed computer related companies, including NASTEC Corporation, a developer of computer-aided software engineering development tools, from 1982 until its acquisition in 1987, and Multiple Technologies Corporation, a consulting and application development company, from 1975 to 1982. From January 1994 through February 1996, he was employed as a consultant by KDH Enterprises, Inc. From March 1997 through April 1998, Mr. Hill served as President and Chief Executive Officer of DataTell Solutions, Inc., a regional systems integration company that filed for federal bankruptcy protection in May 1998. He served as President and Chief Executive Officer of National AmeriServe, Inc., an internet business solutions provider, from May 1998 through October 1998, when it merged with iAW, Inc., the predecessor of eCalton.com, Inc.

     J. ERNEST BROPHY. Mr. Brophy, age 77, a self-employed attorney and Certified Public Accountant specializing in tax consultation to clients engaged in the construction business, was reappointed as a Director of Calton in November 1995, having served in such capacity from March 1983 through November 1985 and from April 1986 until through May 1993. From 1992 through March 1996, Mr. Brophy served as Chief Financial Officer and a director of Hurdy-Gurdy International, Inc., a company that marketed sorbet products.

DIRECTORS CONTINUING IN OFFICE UNTIL  2005 ANNUAL MEETING.

     ANTHONY J. CALDARONE. Mr. Caldarone, age 64, was reappointed as Chairman, President, Chief Executive Officer and a Director of Calton in November 1995, having previously served in such capacities from the inception of the Company in 1981 through May 1993. From June 1993 through October 1995, Mr. Caldarone served as a Director of the Company.

     ROBERT E. NAUGHTON. Mr. Naughton, age 64, has served as a Director of Calton since April 1999. He has served as Executive Vice President of the Company's wholly-owned subsidiary, eCalton.com, Inc., since December 2000. He served as a consultant to eCalton.com from July 2000 through November 2000. From 1990 until July 2000, he served as President and CEO of SIG, Inc., an information technology consulting firm specializing in network design and management, technology transition, business profit improvement, project management, e-business and staff augmentation. Prior to 1990, Mr. Naughton held management positions with AGS Information Services, Compuware and SPR Corporation. He has 25 years of experience in the information technology industry, including sales, marketing, recruiting and P&L management.

DIRECTOR CONTINUING IN OFFICE UNTIL 2003 ANNUAL MEETING.

     MARK N. FESSEL. Mr. Fessel, age 45, has served as a Director of Calton since May 1993. Since 1985, Mr. Fessel has owned and operated a real estate company and has acted as principal in numerous commercial and residential real estate developments throughout the northeast. In 1984, Mr. Fessel served as the Vice President of Acquisitions of the Meredith Organization, a nationally recognized real estate developer.

DIRECTOR CONTINUING IN OFFICE UNTIL 2004 ANNUAL MEETING.

     FRANK CAVELL SMITH, JR. Mr. Smith, age 55, has served as a Director of Calton since May 1993. Since 1990, Mr. Smith has been associated with the MEG Companies as a Senior Consultant responsible for corporate real estate consulting activities. From 1977 to 1990, Mr. Smith served as a Real Estate Consultant and Real Estate Development Manager for The Spaulding Co., Inc. Mr. Smith also is an adjunct faculty member at Boston University and a member of the Board of Trustees of Shelter, Inc.

     MEETINGS OF THE BOARD OF DIRECTORS; COMMITTEES

     During the fiscal year ended November 30, 2001, the Board of Directors held six (6) meetings and acted by unanimous written consent on three (3) occasions. During fiscal 2001, each member of the Company's current Board of Directors attended at least 75% of the meetings of the Board of Directors and all of the meetings of the committees on which he served. See the section captioned "Directors' Compensation" for a discussion of fees paid by the Company to its directors for their services.

     During fiscal 2001, the Board of Directors had two standing committees: the Audit Committee and the Compensation Committee.

     The Audit Committee currently consists of Mr. Brophy and Mr. Smith. Gerald
W. Stanley served on the Audit Committee during fiscal 2001 and until his resignation as a director in March 2002. The functions performed by the Audit Committee are, among other things, to recommend to the Board of Directors the auditors to be engaged as the Company's independent public accountants, to review the proposed plan and scope for the annual audit and the results of such audit when completed, to review the services rendered by the auditors and the fees charged for such services, to determine the effect, if any, on the independent public accountants' independence of the performance of any non-audit services and to review the plan, scope and results of the Company's internal audit operations. During fiscal 2001, the Audit Committee held five (5) meetings. See "Report of Audit Committee."

     Mr. Fessel and Mr. Smith currently serve as members of the Compensation Committee. The Compensation Committee reviews and approves compensation for executive employees of the Company on a periodic basis, subject to approval of the Board, and administers the Company's Incentive Compensation Plan, the 1996 Equity Incentive Plan (the "1996 Option Plan"), the Amended and Restated 1993 Non-Qualified Stock Option Plan (the "1993 Option Plan"), the 2000 Equity Incentive Plan (the "2000 Option Plan" and collectively with the 1993 Option Plan and the 1996 Option Plan, the "Option Plans") and the Employee Stock Purchase Plan. During fiscal 2001, the Compensation Committee held one (1) meeting and acted by unanimous written consent on three (3) occasions.

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended November 30, 2001, 2000 and 1999 of the Chief Executive Officer of the Company in fiscal 2001 and the other executive officers of the Company who earned salary and bonuses in fiscal 2001 in excess of $100,000 (collectively, the "Named Officers"):

                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                       --------------------
                                                    ANNUAL COMPENSATION AWARDS                AWARDS
                                               --------------------------------------  --------------------
                                                                      OTHER ANNUAL          SECURITIES           ALL OTHER
           NAME AND                                                   COMPENSATION          UNDERLYING         COMPENSATION
      PRINCIPAL POSITION            YEAR           SALARY($)              ($)                OPTIONS              ($)(1)
-------------------------------    ------      -----------------   ------------------  --------------------  -----------------
Anthony J. Caldarone                2001          $   247,500        $         ---           175,000(2)         $88,500
   Chairman, Chief                  2000              275,000                  ---           100,000             10,093
   Executive Officer                1999              275,000                  ---           200,000             15,672
   & President

Kelly S. McMakin                    2001              110,500                  ---               ---                556
   Former Senior Vice               2000               83,333                  ---            35,000                288
   President & Treasurer (3)        1999                  ---                  ---               ---                ---

John G. Yates                       2001              134,000            16,500(4)            55,000(5)             ---
   President of PrivilegeOne        2000                  ---                  ---               ---                ---
   Networks, LLC(6)                 1999                  ---                  ---               ---                ---
---------------

(1) Amounts reported for fiscal 2001 report include cost of premiums paid by the Company under a program which provides officers of the Company with additional life insurance (supplementing the coverage available under the Company's group life insurance plan).
(2) Represents 75,000 shares underlying options granted in January 2002 for services rendered in fiscal 2001and 100,000 shares underlying options which were repriced in fiscal 2001.
(3)  Mr. McMakin was not an executive officer of the Company in fiscal 1999.
(4)  Represents housing allowance.
(5) Represents 25,000 shares underlying options granted in January 2002 for services rendered in fiscal 2001 and 30,000 shares underlying options granted in July 2001.
(6) Mr. Yates was not an executive officer of the Company in fiscal 1999 or 2000.

     DIRECTORS' COMPENSATION

     Members of the Board of Directors who are not full time employees of Calton were each entitled in fiscal 2001 to annual compensation of $20,000 for service as a director. Calton paid or accrued a total of $109,332 in director fees to members of the Board of Directors during fiscal year 2001 ($29,232 of which was paid in the form of Common Stock pursuant to elections permitted under the 1996 Option Plan and 2000 Option Plan). In fiscal 2001, directors who were not full time employees were paid a participation fee of $1,000 for each committee meeting attended.

     In January 2002, the Board reduced the compensation payable to non-employee directors to $10,000 per year and eliminated the compensation payable for attendance at meetings of committees of the Board.

     Each non-employee director is awarded options to purchase 10,000 shares of the Company's Common Stock each time such director is elected or re-elected to the Board of Directors and each time that an annual meeting of shareholders is held during the term of such director. In order to receive the award, an incumbent non-employee director must have attended 75% of all Board meetings and 75% of all meetings of Board committees of which the director is a member during the prior 12 months. Options to purchase an aggregate of 50,000 shares of Common Stock at an exercise price of $4.12 per share (the fair market value of the Common Stock on the date of grant) were granted to non-employee directors pursuant to this arrangement in fiscal 2001.

     Directors are reimbursed for travel expenses incurred in connection with attendance at Board and committee meetings.

     EMPLOYMENT AGREEMENT WITH CHIEF EXECUTIVE OFFICER

     Effective November 21, 1995, the Company entered into an Employment Agreement (the "Employment Agreement") with Anthony J. Caldarone, Chairman, President and Chief Executive Officer of the Company. Pursuant to the Employment Agreement, Mr. Caldarone is entitled to a minimum annual salary of $250,000 ("Base Compensation") which may be increased by the Board or a committee thereof. In October 2001, the Board of Directors extended the term of the Employment Agreement by one year until November 30, 2002 and Mr. Caldarone agreed to a reduction of his base salary to $165,000 per year. In January 2002, Mr. Caldarone agreed to a further reduction of his salary to $100,000 per year. Mr. Caldarone is entitled to participate in any bonus compensation or benefit plan or arrangement provided by the Company to its employees or senior level executives, including the Company's Incentive Plan. Under the Employment Agreement, Mr. Caldarone may be awarded up to thirty percent (30%) of the Incentive Plan's designated incentive compensation for any fiscal year and, subject to such limitation, is entitled to not less than one-half of the average percentage that all awards to other Eligible Participants are of the respective Eligible Participants' base salary for the relevant fiscal year. Mr. Caldarone is entitled to be reimbursed by the Company for certain automobile expenses and was granted options to purchase 100,000 shares of Common Stock under the 1996 Option Plan pursuant to the Employment Agreement.

     If the Employment Agreement is terminated by reason of Mr. Caldarone's death, the Company is obliged to reimburse Mr. Caldarone's designated beneficiaries the cost of COBRA benefits, other than long-term disability coverage, for a period of 18 months following the date of death. If the Employment Agreement is terminated by reason of Mr. Caldarone's disability, Mr. Caldarone will be entitled to receive a lump sum cash payment equal to $275,000 (the "Severance Compensation") from the Company as well as the cost of COBRA benefits, other than long-term disability, for him and his family for a period of 18 months following the date of termination, and continue to participate in any group life insurance or supplemental life insurance program of the Company then in effect for a period of 18 months following the date of termination (collectively, the "Severance Benefits"). The Company may terminate the Employment Agreement for just cause in the event Mr. Caldarone is convicted of a felony in connection with his duties as an officer of the Company, if the commission of such felony resulted in a personal financial benefit to Mr. Caldarone. Upon termination for just cause by the Company, Mr. Caldarone is not entitled to receive any Severance Compensation or Severance Benefits. If the Company terminates the Employment Agreement without just cause, Mr. Caldarone is entitled to the Severance Compensation and Severance Benefits. If the Company terminates the Employment Agreement by issuing a notice of non-extension, Mr. Caldarone is entitled to receive Severance Compensation as well as the Severance Benefits. Mr. Caldarone may terminate the Employment Agreement for just cause and receive Severance Compensation and Severance Benefits, if (i) the Board fails to re-elect him as each of Chairman, President and Chief Executive Officer of the Company, (ii) the Board significantly reduces the nature and scope of his authorities, powers, duties and functions, (iii) the Company breaches any material covenant of the Employment Agreement or (iv) the Company consents to Mr. Caldarone's retirement. If Mr. Caldarone terminates the Employment Agreement without just cause or by issuing a notice of non-extension, he is not entitled to the Severance Compensation or Severance Benefits. After the date of termination of Mr. Caldarone's employment for any of the reasons specified herein and in the Employment Agreement, Mr. Caldarone will not receive any further salary payments under the Employment Agreement.

     OPTION GRANTS

     Shown below is further information with respect to grants of stock options in fiscal 2001 to the Named Officers by the Company which are reflected in the Summary Compensation Table set forth under the caption "Executive Compensation."


                                                       Individual Grants
                                --------------------------------------------------------------
                                                                                                  Potential Realizable Value
                                   Number of        Percent of                                    at Assumed Annual Rates of
                                   Securities      Total Options                                   Stock Price Appreciation
                                   Underlying        Granted to       Exercise or                         for Option Term
                                    Options         Employees in      Base Price     Expiration    -------------------------
             Name                 Granted (#)       Fiscal Year        ($/Sh)          Date           5% ($)         10% ($)
             ----                 -----------      -------------     -------------  ------------   ---------     -----------

Anthony J. Caldarone........       100,000 (1)          15.7%           $3.88        11/25/06       $101,307        $222,673

                                    75,000 (2)          11.8              .61         1/25/12         28,772          72,911
Kelly S. McMakin............           ---               ---              ---           ---              ---             ---
John G. Yates...............        25,000 (3)           3.9              .61         1/25/12          9,591          24,304
                                    30,000 (3)           4.7              .825        7/19/11         15,565          39,444
---------------

(1) Represents shares of Common Stock underlying options which were repriced in April 2001. These options are exercisable cumulatively in four equal annual installments commencing on the first anniversary of the date of grant.

(2) Represents shares of Common Stock underlying options granted in January 2002 for services rendered in fiscal 2001.

(3) These options are exercisable cumulatively in five equal annual installments commencing on the first anniversary of the date of grant.

     OPTION EXERCISES AND FISCAL YEAR-END VALUES

     Shown below is information with respect to options exercised by the Named Officers during fiscal 2001 and the value of unexercised options to purchase the Company's Common Stock held by the Named Officers at November 30, 2001.


                                                                  NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                 UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                               OPTIONS HELD AT FY-END (#)       OPTIONS AT FY-END ($)(1)
                                                              ----------------------------    ----------------------------
                               SHARES
                             ACQUIRED ON       VALUE
          NAME               EXERCISE(#)     REALIZED($)     EXERCISABLE   UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
          ----               -----------     -----------     -----------   -------------      -----------    -------------
Anthony J. Caldarone....       200,000        $315,350           88,000             64,000           (2)              (2)
Kelly S. McMakin........        35,000          53,725              ---                ---           ---              ---
John G. Yates...........           ---             ---              ---             30,000           (2)              (2)



---------------

(1) Represents market value of shares covered by in-the-money options on November 30, 2001. The closing price of the Common Stock on such date was $.55. Options are in-the-money if the market value of shares covered thereby is greater than the option exercise price.

(2) Exercise price of options exceeded closing price of Common Stock on November 30, 2001.

REPORT ON OPTION REPRICING

     In January 2001, the Compensation Committee approved the grant of options to acquire 100,000 shares of Common Stock to Anthony J. Caldarone. The options were intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and therefore, as required by the Code, had an exercise price of $4.27 which was equal to 110% of the fair market value of a share of Common Stock on the date of grant. Upon further investigation, it was determined that as a result of prior grants of incentive stock options to Mr. Caldarone and certain limitations in the Code, the options granted in January 2001 were not eligible for incentive stock option treatment. As a result, the Compensation Committee reduced the exercise price to $3.88 per share, which was equal to the fair market value of the Common Stock on the date of grant and the exercise price which would have been designated by the Compensation Committee at the time of original grant if it had granted options to Mr. Caldarone that were not intended to be subject to incentive stock option treatment under the Code.

COMPENSATION COMMITTEE

Mark N. Fessel
Frank C. Smith

     Shown below is information with respect to all repricings of options held by any executive officer of the Company during the ten fiscal years ended November 30, 2001.


                           Ten-Year Option Repricings
                                                                                                          Length of
                                          Number of      Market Price                                     Original
                                          Securities     of Stock at     Exercise Price                  Option Term
                                          Underlying       Time of         at Time of                    Remaining at
                                           Options       Repricing or     Repricing or        New          Date of
                                         Repriced or      Amendment       Amendment         Exercise      Repricing
           Name                Date        Amended            ($)            ($)            Price($)      Amendment
           ----                ----        -------            ---            ---            --------      ---------
Anthony J. Caldarone
   President & Chief
   Executive Officer....     4/19/01       100,000           $3.88            $4.27           $3.88     4 yr 9 mo.

Kelly S. McMakin Former
   Senior Vice President &
   Treasurer ...........     7/19/00        10,000           $4.00 (1)       $12.65           $4.50     9 yr 5 mo.

Christopher J. Burk Former
   Vice President.......     7/19/00        20,000           $4.00 (1)       $12.65           $4.50     9 yr 5 mo.

Maria F. Caldarone Vice
   President............     7/19/00        10,000           $4.00 (1)       $12.65           $4.50     9 yr 5 mo.

Laura A. Camisa
   Vice President.......     7/19/00         4,000           $4.00 (1)       $12.65           $4.50     9 yr 5 mo.

David J. Coppola Former
   Vice President and
   Treasurer............     7/19/01         8,000           $4.00           $12.65           $4.50     9 yr 5 mo.

                             1/28/97         5,000 (1)       $2.05            $2.65           $2.05     9 yr 3 mo.
Bradley A. Little            1/28/97        12,000 (1)        2.05             2.50            2.05     8 yr
   Former Senior Vice        1/28/97        20,000 (1)        2.05             2.50            2.05     8 yr 6 mo.
   President-Finance and     4/18/95        12,000 (1)        2.50             3.60            2.50     9 yr 9 mo.
   Treasurer............     4/18/95        20,000 (1)        2.50             9.70            2.50     8 yr 3 mo
                             1/28/97         2,000 (1)       $2.05            $2.65           $2.05     9 yr 3 mo.

Robert A. Fourniadis         1/28/97        12,000 (1)        2.05             2.50            2.05     8 yr
   Former Senior Vice        1/28/97        20,000 (1)        2.05             2.50            2.05     8 yr 6 mo.
   President-Legal and       4/18/95        12,000 (1)        2.50             3.60            2.50     9 yr 9 mo.
   Secretary............     4/18/95        20,000 (1)        2.50             9.70            2.50     8 yr 3 mo

Douglas T. Noakes
   Former Chief
   Executive Officer
   and President........     5/28/93       112,913 (2)       $8.75 (3)       $50.00           $7.65     12 yr 1 mo.


(1) Reflects a 1 for 5 reverse stock split effected on May 31, 2000. These options are no longer outstanding. Information with respect to these options is provided pursuant to Securities and Exchange Commission regulations.

(2) After giving effect to a 1 for 20 reverse stock split effected on May 28, 1993 and a 1 for 5 reverse stock split effected on May 31, 2000.

(3) Represents the arithmetic average of the highest and lowest sale prices of the Company's Common Stock (as adjusted for the reverse stock splits described above) on the American Stock Exchange for June 2, 1993, the date the Common Stock issued in connection with the Company's 1993 Plan of Reorganization began trading on the American Stock Exchange. These options are no longer outstanding. Information with respect to these options is provided pursuant to Securities and Exchange Commission regulations.

     CORPORATE PERFORMANCE

     Set forth below is a performance graph which compares the percentage change in the cumulative total shareholder return on the Common Stock of the Company for the period from December 1, 1996 to November 30, 2001, with the cumulative total return over the same period on the American Stock Exchange Market Value Index and the JP Morgan H&Q Internet 100 Index over the same period (assuming the investment of $100 in the Company's Common Stock, the American Stock Exchange Market Value Index and the JP Morgan H&Q Internet Index on December 1, 1996 and that all dividends were reinvested).



                              [PERFORMANCE GRAPH]


CALTON INC NEW

                                                      Cumulative Total Return
                                        ------------------------------------------------------
                                          11/96    11/97    11/98    11/99    11/00    11/01

CALTON, INC.                             100.00   140.00   340.00   540.16    43.20    32.73
AMEX MARKET VALUE                        100.00   118.69   125.10   160.49   157.87   143.31
JP MORGAN H & Q INTERNET 100             100.00   118.08   245.24   737.95   431.72   244.55


     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee" or the "Committee") has furnished the following report on executive compensation.

     The Compensation Committee is currently comprised of independent, non-employee directors. It is charged with the responsibility of reviewing and approving the compensation of the Company's officers and administration of the Company's Incentive Plan, the Option Plans and severance policy for the Company's senior executives.

     The Committee has determined that the Company's policies for compensation, including base compensation, incentive compensation and benefits, should be guided by the marketplace. In recent years, the Committee has determined that the blend of base salary and incentive compensation offered to the Company's executive officers should emphasize performance based incentive compensation over base salary compensation. To accomplish the Committee's compensation objectives for the Company and to attract, motivate and retain key executives for the management and long term success of the Company, the Company has developed compensation programs which provide executive officers a base salary and the opportunity to earn additional compensation based on the profits and overall success of the Company. Compensation programs include salary and incentive plans.

     The Company's executive compensation programs have three principal components: base salary, incentive compensation awards and stock option grants. Factors considered when determining the base salary for an officer of the Company include the position of the officer, the amount of responsibility associated with such position, past performance of such responsibilities, dedication to the pursuit of achieving individual and Company goals and the overall results of the Company. The Committee believes that the base salaries of the Company's executive officers are generally below or similar to the amounts paid to comparable officers at other companies of the same or similar size and in the businesses currently and previously conducted by the Company, and, therefore, incentive compensation in the form of awards under the Incentive Plan and stock option grants are key components of the total compensation paid or awarded to officers of the Company. The type and amount of incentive compensation is a function of the performance of both Company and individual participants in the particular plan. For example, the Company's Incentive Compensation Plan (the "Incentive Plan") is a cash based plan directly linked to the Company's financial performance while the Option Plans provide a method whereby the officers can share in the long-term growth and success of the Company The Committee believes these components collectively provide an appropriate relationship between an executive's compensation and the Company's financial performance. The Incentive Plan provides for an incentive compensation pool equal to 10% of the Company's annual pretax income, subject to certain adjustments that may be made by the Committee to remove the effect of events or transactions not in the ordinary course of the Company's operations. Officers and key operations and senior corporate management employees (the "Eligible Employees") of the Company and its subsidiaries are eligible for participation in the Incentive Plan. In addition, a portion of the incentive pool established under the Incentive Plan may be used for bonuses to full time employees who do not otherwise have an opportunity to obtain a specified level of commission or bonuses. The Eligible Employees are determined each year by the Committee based upon the recommendations of the President and Chief Executive Officer. An Eligible

Employee may not receive a distribution from the incentive compensation pool for any fiscal year that exceeds 20% of the available incentive compensation pool or 100% of the Eligible Employee's base salary for the fiscal year, unless otherwise provided in the Eligible Employee's employment agreement with the Company. The Compensation Committee ultimately determines the percentage, if any, to be awarded to an Eligible Employee. No awards were made under the Incentive Plan for fiscal 2001.

     The Compensation Committee reviews the performance of the Chief Executive Officer and other officers of the Company annually. The Compensation Committee makes recommendations to the Board with respect to salaries and determines awards to be made under the Incentive Plan. The Compensation Committee also determines recipients of, and the number of shares to be covered by, options granted under the Option Plans to all employees, including officers. Incentive compensation and stock option grants for executive officers are determined by evaluating the performance of the individuals reviewed, their contributions to the performance of the Company, their responsibilities, experience and potential, their period of service at current salary and compensation practices for comparable positions at other companies. Financial results, nonfinancial measures and the Chief Executive Officer's evaluation of other executive officers are considered.

     In November 1995, the Board of Directors appointed Anthony J. Caldarone as Chairman, President and Chief Executive Officer of the Company. Mr. Caldarone had previously served in such capacity from the inception of the Company in 1981 through May 1993. In connection with the appointment of Mr. Caldarone as Chairman, President and Chief Executive Officer, the Board approved an employment agreement between the Company and Mr. Caldarone which provides for a minimum base salary of $250,000 per year. In approving the employment agreement and the compensation payable thereunder, the Board considered the compensation paid to chief executive officers of similarly situated companies, as well as Mr. Caldarone's qualifications and prior experience in serving in such capacity. See "Employment Agreement with Chief Executive Officer" for a more detailed description of the terms of the employment agreement between the Company and Mr. Caldarone. In October 2001, Mr. Caldarone proposed a reduction of his annual base salary to $165,000, which was approved by the Committee. In January 2002, Mr. Caldarone proposed a further reduction in his annual base salary to $100,000, which reduction was approved by the Committee. After considering these reductions, and based upon the Committee's desire to provide a further incentive to Mr. Caldarone to further develop and execute the Company's strategic plan to enhance shareholder value, the Committee granted Mr. Caldarone options to purchase 75,000 shares of Common Stock at an exercise price of $.61 per share (the fair market value on the date of the grant).

     In 1993, the Internal Revenue Code of 1986, as amended (the "Code"), was amended to add Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company's highest paid executives. Certain performance based compensation that has been approved by shareholders is not subject to the deduction limit. The Company believes that compensation paid to its officers under all of its compensation plans, except the Incentive Plan, options to acquire 163,000 shares of Common Stock under the 1993 Option Plan and options to acquire 200,000 shares of Common Stock granted pursuant to certain employment agreements entered into in connection with the Company's acquisition of iAW, Inc, will qualify as performance based compensation, and will therefore be exempt from the $1,000,000 deduction limit.

     COMPENSATION COMMITTEE:

     Mark N. Fessel
     Frank Cavell Smith, Jr.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee operates under a written charter adopted by the Board of Directors. J. Ernest Brophy and Frank C. Smith, Jr. are the members of the Audit Committee. Gerald W. Stanley served on the Audit Committee in fiscal 2001 and until his resignation as a director in March 2002. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report with management.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement on Accounting Standard No. 61 (Communications with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended November 30, 2001 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
J. Ernest Brophy
Frank C. Smith, Jr.


COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, the Company believes that all of its executive officers, directors and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to events or transactions during fiscal 2001, except that a Form 4 required to be filed by Mr. Caldarone in February 2001 was filed in April 2001 and Forms 4 required to be filed by Mr. Hill and Mr. Fessel in July 2001 were filed in August 2001.

ANNUAL REPORT

     The annual report to shareholders for the fiscal year ended November 30, 2001 accompanies this Proxy Statement. Aidman, Piser & Company P.A. ("Aidman, Piser") has audited the financial statements of the Company for the fiscal year ended November 30, 2001. PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") audited the financial statements of the Company for the two fiscal years ended November 30, 2000. The audited financial statements for the three fiscal years ended November 30, 2001 are contained in the annual report to shareholders. Such annual report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy soliciting material.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Selection of the independent public accountants for the Company is made by the Board of Directors. Effective December 10, 2001, the Company's Board of Directors approved the engagement of Aidman, Piser to serve as the Company's independent public accountants for the fiscal 2001 audit, and dismissed PricewaterhouseCoopers, which had served as the Company's auditors from 1988 through 2000. The Company's Board of Directors, upon recommendation of its Audit Committee, approved the change in accountants. Neither of the reports of PricewaterhouseCoopers on the financial statements of the Company for the past two fiscal years contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principle.

     During the Company's two most recent fiscal years and the subsequent interim period through December 10, 2001, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference to the subject matter of the disagreements in their reports for such fiscal years.

     During the Company's two most recent fiscal years and the subsequent interim period through December 10, 2001, the Company did not consult with Aidman, Piser regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements by Aidman, Piser that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

     As previously stated under the caption "Election of Directors," the Company's Board of Directors has an Audit Committee consisting of outside directors, and the present members of the committee are Mr. Brophy and Mr. Smith.

     During fiscal 2001, and in connection with the audit of the Company's fiscal 2001 financial statements, Aidman, Piser and PricewaterhouseCoopers provided various audit and non-audit services to the Company as follows:

     (a) AUDIT FEES: Aggregate fees billed by Aidman, Piser for professional services rendered for the audit of the Company's fiscal year 2001 annual financial statements were $36,500. Aggregate fees billed by PricewaterhouseCoopers for review of financial statements in the Company's Form 10-Q Reports were $28,438.

     (b)  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES: None.

     (c) ALL OTHER FEES: PricewaterhouseCoopers billed an aggregate of $62,928 in fiscal 2001 for tax consulting services.

     The Audit Committee of the Board has considered whether provision of the services described in sections (b) and (c) above is compatible with maintaining the independent accountant's independence and, inasmuch as Aidman, Piser provided no such services in fiscal 2001, determined that such services have not adversely affected Aidman, Piser's independence.

     A representative of Aidman, Piser will be present at the meeting and will have an opportunity to make a statement if the representative desires to do so. Said representative will also be available to respond to appropriate questions from shareholders of the Company.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals for presentation at the Company's next annual meeting must be received by the Company at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than November 25, 2002. The Company's by-laws contain certain procedures which must be followed in connection with shareholder proposals.

     THE MANAGEMENT OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES TO THE BOARD OF DIRECTORS.

     THE COMPANY SUBMITS TO THE SECURITIES AND EXCHANGE COMMISSION AN ANNUAL REPORT ON FORM 10-K. COPIES OF THE REPORT WILL BE FURNISHED WITHOUT CHARGE UPON WRITTEN REQUEST RECEIVED FROM ANY HOLDER OF RECORD OR BENEFICIAL OWNER OF SHARES OF COMMON STOCK OF THE COMPANY. REQUESTS SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, CALTON, INC., 43 WEST FRONT STREET, SUITE 15, RED BANK, NEW JERSEY 07701.

     ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND IN THEIR PROXIES IN THE ENCLOSED ENVELOPE WITHOUT DELAY TO FIRST CITY TRANSFER COMPANY, P.O. BOX 170, ISELIN, NEW JERSEY 08830. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.


                                                     MARY H. MAGEE
                                                     SECRETARY

March 25, 2002

                                  CALTON, INC.
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 25, 2002

                   THIS PROXY IS BEING SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF CALTON, INC.

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby
P constitutes and appoints Anthony J. Caldarone and Laura A. Camisa and each of them, the true and lawful attorneys, agents and proxies of
R the undersigned, with full power of substitution, to vote with respect to all the shares of Common Stock of CALTON, INC., standing in the name
O of the undersigned at the close of business on March 18, 2002, at the annual meeting of shareholders to be held at the Crowne Plaza West
X Palm Beach Hotel, 1601 Belvedere Road, West Palm Beach, Florida on April 25, 2002 and at any and all adjournments thereof, with all
Y powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the reverse side hereof. Said proxies are authorized to vote in their discretion upon any other matters which may come before the meeting.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED, AND IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ON THE REVERSE SIDE OF THIS CARD.



                           FOR all nominees
                              (except as       WITHHOLD AUTHORITY
                            provided to the     to vote for all                 Please mark your
                            contrary below)         nominees            votes as in this example.     |X|

Election of J. Ernest            |_|                  |_|
Brophy  and Kenneth D.
Hill as Directors.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
WRITE NOMINEE(S) NAME HERE:

-----------------------------------------------------


                                                                                PLEASE MARK, SIGN,
                                                                        DATE AND RETURN THE PROXY
                                                                        CARD PROMPTLY USING THE
                                                                        ENCLOSING ENVELOPE.



Signature(s) of Shareholder(s)
                               --------------------------------------------------------------------
(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)
